EXHIBIT 10.2
VOTING AND EXCHANGE TRUST AGREEMENT
THIS AGREEMENT is made the 24th day of July, 2008,
B E T W E E N:
NORTH AMERICAN NATURAL GAS, INC., a corporation existing under the laws of the State of Washington,
(hereinafter referred to as “PureRay U.S.”),
- and -
PURERAY HOLDINGS ULC, an unlimited liability corporation formed under the laws of the Province of Alberta,
(hereinafter referred to as “PureRay Holdings”),
- and -
PURERAY ACQUISITION INC., a corporation formed under the laws of Canada,
(hereinafter referred to as the “Corporation”),
- and -
DEREK BLACKBURN, an individual resident in the Village of Manotick, in the Province of Ontario,
(hereinafter referred to as “Trustee”)
WHEREAS:
A.	the Corporation is a wholly-owned subsidiary of PureRay Holdings and PureRay Holdings is a wholly-owned subsidiary of PureRay U.S.;

B.	pursuant to a share purchase agreement dated July 24, 2008 (the “Purchase Agreement”), between PureRay U.S., PureRay Holdings, the Corporation and all of the shareholders of PureRay Corporation (“PureRay”), the Corporation has agreed to acquire all of the outstanding shares in the capital of PureRay and, in satisfaction of payment of the purchase price therefor, to issue one Exchangeable Shares (as hereinafter defined) for each such share of PureRay acquired by the Corporation;

C.	PureRay Holdings is to grant to and in favour of each holder of Exchangeable Shares (as hereinafter defined) the right to require PureRay Holdings to purchase from such holder all or any part of the Exchangeable Shares (as hereinafter defined) held by such holder on the terms and conditions set forth in this Agreement; and

D.	the parties desire to make appropriate provisions and to establish a procedure whereby the rights to require PureRay to purchase Exchangeable Shares (as hereinafter defined) from the holders thereto shall be exercisable by such holders from time to time;
NOW THEREFORE, in consideration of the respective covenants provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:
ARTICLE 1
DEFINITIONS AND INTERPRETATION
1.1 Definitions
In this Agreement, the following terms shall have the following meanings:
“Affiliate” of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control of”), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

“Automatic Exchange Rights” means the benefit of the obligation of PureRay Holdings to effect the automatic exchange of PureRay U.S. Common Shares for Exchangeable Shares pursuant to section 5.11.

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than PureRay U.S. and its Affiliates.

“Beneficiary Votes” has the meaning ascribed thereto in section 4.2.

“Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day on which commercial banks are open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the province of Ontario or the federal laws of Canada.

“Canadian Dollar Equivalent” means, in respect of an amount expressed in a currency other than Canadian dollars (the “Foreign Currency Amount”) at any date, the product obtained by multiplying: (i) the Foreign Currency Amount by (ii) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

“Current Market Price” means, in respect of a PureRay U.S. Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of PureRay U.S. Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on such stock exchange or automated quotation system on which the PureRay U.S. Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if the PureRay U.S. Common Shares are not then quoted on any stock exchange or automated quotation system or if, in the opinion of the Board of Directors, the public distribution or trading activity of PureRay U.S. Common Shares during such period does not create a market which reflects the fair market value of a PureRay U.S. Common Share, then the Current Market Price of a PureRay U.S. Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

“Exchange Right” has the meaning ascribed thereto in section 5.l.

“Exchangeable Shares” means the non-voting exchangeable shares in the capital of the Corporation.

“Insolvency Event” means the institution by the Corporation of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of the Corporation to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by the Corporation to contest in good faith any such proceedings commenced in respect of the Corporation within 30 days of becoming aware thereof, or the consent by the Corporation to the filing of any such petition or to the appointment of a receiver, or the making by the Corporation of a general assignment for the benefit of creditors, or the admission in writing by the Corporation of its inability to pay its debts generally as they become due, or the Corporation not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 5.7 of the Share Provisions.

“ITA” means the Income Tax Act (Canada), as amended.

“Liquidation Call Right” has the meaning ascribed thereto in the Share Provisions.

“Liquidation Event” has the meaning ascribed thereto in section 5.11(b).

“Liquidation Event Effective Date” has the meaning ascribed thereto in section 5.11(c).

“List” has the meaning ascribed thereto in section 4.6.

“Officer’s Certificate” means, with respect to PureRay U.S. or the Corporation, as the case may be, a certificate signed by any one officer or director of PureRay U.S. or the Corporation, as the case may be.

“Person” includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

“PureRay U.S. Affiliates” means Affiliates of PureRay U.S.

“PureRay U.S. Common Share” means an authorized share of common stock, par value U.S. $0.0001, in the capital of PureRay U.S.

“PureRay U.S. Consent” has the meaning ascribed thereto in section 4.2.

“PureRay U.S. Meeting” has the meaning ascribed thereto in section 4.2.

“PureRay U.S. Special Voting Share” means an authorized share of Special Voting Stock of PureRay U.S., par value U.S.$0.0001, which entitles the holder of record to four votes in respect of each such share and one vote in respect of each one-quarter of a share, all of which shares are to be issued to, deposited with, and voted by, the Trustee as described herein.

“PureRay U.S. Successor” has the meaning ascribed thereto in section 11.1 (a).

“Redemption Call Right” has the meaning ascribed thereto in the Share Provisions.

“Remittance Date” has the meaning ascribed thereto in the Share Provisions.

“Retracted Shares” has the meaning ascribed thereto in section 5.7.

“Retraction Call Right” has the meaning ascribed thereto in the Share Provisions.

“Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

“Support Agreement” means the support agreement made as of even date herewith between PureRay U.S., PureRay Holdings and the Corporation.

“Trust” means the trust created by this Agreement.

“Trust Estate” means the PureRay U.S. Special Voting Shares, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this trust agreement.

“Voting Rights” means the voting rights attached to the PureRay U.S. Special Voting Shares.
1.2 Interpretation Not Affected by Headings, etc.
The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an “Article” or “section” followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms “this Agreement”, “hereof”, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.
1.3 Number, Gender, etc.
Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include the feminine and the masculine.
1.4 Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.
ARTICLE 2
PURPOSE OF AGREEMENT
2.1 Establishment of Trust
The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the PureRay U.S. Special Voting Shares in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Rights and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.
ARTICLE 3
PURERAY U.S. SPECIAL VOTING SHARES
3.1 Issue and Ownership of the PureRay U.S. Special Voting Shares
PureRay U.S. hereby issues to and deposits with the Trustee, 8,963,750 PureRay U.S. Special Voting Shares to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. PureRay U.S. hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the PureRay U.S. Special Voting Shares by PureRay U.S. to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the PureRay U.S. Special Voting Shares and shall be entitled to exercise all of the rights and powers of an owner with respect to the PureRay U.S. Special Voting Shares provided that the Trustee shall:
(a)	hold the PureRay U.S. Special Voting Shares and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the PureRay U.S. Special Voting Shares and the PureRay U.S. Special Voting Shares shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.
3.2 Legended Share Certificates
The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.
3.3 Safe Keeping of Certificate
The certificate(s) representing the PureRay U.S. Special Voting Shares shall at all times be held in safe keeping by the Trustee.

ARTICLE 4
EXERCISE OF VOTING RIGHTS
4.1 Voting Rights
The Trustee, as the holder of record of the PureRay U.S. Special Voting Shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the PureRay U.S. Special Voting Shares on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of PureRay U.S. at a PureRay U.S. Meeting or in connection with a PureRay U.S. Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.14:
(a)	the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the PureRay U.S. Meeting is held; and

(b)	to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.
4.2 Number of Votes
With respect to all meetings of shareholders of PureRay U.S. at which holders of PureRay U.S. Common Shares are entitled to vote (each, a “PureRay U.S. Meeting”) and with respect to all written consents sought by PureRay U.S. from its shareholders including the holders of PureRay U.S. Common Shares (each, a “PureRay U.S. Consent”), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by PureRay U.S. or by applicable law for such PureRay U.S. Meeting or PureRay U.S. Consent, as the case may be (the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such PureRay U.S. Meeting or in connection with such PureRay U.S. Consent.
4.3 Mailings to Shareholders
With respect to each PureRay U.S. Meeting and PureRay U.S. Consent, PureRay U.S. will mail (or otherwise communicate in the same manner as PureRay U.S. utilizes in communications to holders of PureRay U.S. Common Shares) to the Trustee and each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by PureRay U.S. to its shareholders:
(a)	a copy of such notice, together with any related materials to be provided to shareholders of PureRay U.S.;

(b)	a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such PureRay U.S. Meeting or PureRay U.S. Consent or, pursuant to section 4.7, to attend such PureRay U.S. Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:
(i)	a proxy to such Beneficiary or his designee to exercise personally the Beneficiary

Votes; or

(ii)	a proxy to a designated agent or other representative of the management of PureRay U.S. to exercise such Beneficiary Votes;
(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)	a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a PureRay U.S. Meeting shall not be earlier than the close of business on the second Business Day before such meeting, and of the method for revoking or amending such instructions. For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any PureRay U.S. Meeting or PureRay U.S. Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by PureRay U.S. or by applicable law for purposes of determining shareholders entitled to vote at such PureRay U.S. Meeting.
PureRay U.S. will notify the Trustee of any decision of the board of directors of PureRay U.S. with respect to the calling of any PureRay U.S. Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.
4.4 Copies of Shareholder Information
PureRay U.S. will deliver to the Trustee and each Beneficiary, at the same time as such materials are first sent to holders of PureRay U.S. Common Shares, all proxy materials (including notices of PureRay U.S. Meetings but excluding proxies to vote PureRay U.S. Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of PureRay U.S. Common Shares (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by PureRay U.S.).
4.5 Other Materials
As soon as reasonably practicable after receipt by PureRay U.S. or shareholders of PureRay U.S. (if such receipt is known by PureRay U.S.) of any material sent or given by or on behalf of a third party to holders of PureRay U.S. Common Shares generally, including without limitation, dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), PureRay U.S. shall use its reasonable efforts to obtain and deliver to the Trustee and each Beneficiary copies thereof (unless the same has been provided directly to the Trustee and Beneficiaries by such third party).

4.6 List of Persons Entitled to Vote
The Corporation shall:
(a)	before each annual, general and special PureRay U.S. Meeting or the seeking of any PureRay U.S. Consent; and

(b)	forthwith upon each request made at any time by the Trustee or PureRay U.S. in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee or PureRay U.S., as applicable, in such request or, in the case of a List prepared in connection with a PureRay U.S. Meeting or a PureRay U.S. Consent, at the close of business on the record date established by PureRay U.S. or pursuant to applicable law for determining the holders of PureRay U.S. Common Shares entitled to receive notice of and/or to vote at such PureRay U.S. Meeting or to give consent in connection with such PureRay U.S. Consent. Each such List shall be delivered to the Trustee or PureRay U.S., as applicable, promptly after receipt by the Corporation of such request or the record date for such meeting or seeking of consent, as the case may be. PureRay U.S. agrees to give the Corporation notice (with a copy to the Trustee) of the calling of any PureRay U.S. Meeting or the seeking of any PureRay U.S. Consent, together with the record dates therefor, sufficiently before the date of the calling of such meeting or seeking of such consent so as to enable the Corporation to perform its obligations under this section 4.6.
4.7 Entitlement to Direct Votes
Any Beneficiary named in a List prepared in connection with any PureRay U.S. Meeting or PureRay U.S. Consent will be entitle: (i) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, or (ii) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.
4.8 Voting by Trustee, and Attendance of Trustee Representative at Meeting
(a)	In connection with each PureRay U.S. Meeting and PureRay U.S. Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary before the time and date fixed by PureRay U.S. for receipt of such instruction in the notice given by PureRay U.S. to the Beneficiary pursuant to section 4.3.

(b)	The Trustee shall, or shall cause a representative who is empowered to sign and deliver on behalf of the Trustee, proxies for Voting Rights to attend each PureRay U.S. Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee or the Trustee’s representative, and at the Beneficiary’s request, the Trustee or such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either: (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting, or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.
4.9 Distribution of Written Materials
Any written materials distributed by PureRay U.S. pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as PureRay U.S. utilizes in communications to holders of PureRay U.S. Common Shares) to each Beneficiary at its address as shown on the books of the Corporation and to the Trustee at its address set out in section 14.3 hereof.
4.10 Termination of Voting Rights
All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to the Corporation or PureRay Holdings, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for PureRay U.S. Common Shares, as specified in Article 5 (unless, in either case, PureRay U.S. shall not have delivered the requisite PureRay U.S. Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to section 5 or 6 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of the Corporation pursuant to section 4 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by PureRay Holdings pursuant to the exercise by PureRay Holdings of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.
ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE
5.1 Grant and Ownership of the Exchange Right
PureRay Holdings hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries: (i) the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require PureRay Holdings to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary; and (ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. PureRay Holdings hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by PureRay Holdings to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:
(a)	hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)	except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.
5.2 Legended Share Certificates
The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:
(a)	their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Rights.
5.3 General Exercise of Exchange Right
The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.14, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.
5.4 Purchase Price
The purchase price payable by PureRay Holdings for each Exchangeable Share to be purchased by PureRay Holdings under the Exchange Right shall be an amount per share equal to: (i) the Current Market Price of an PureRay U.S. Common Share on the last Business Day before the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by PureRay Holdings causing to be sent to such holder one PureRay U.S. Common Share, plus (ii) to the extent not paid by the Corporation, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred before the closing of the purchase and sale. The purchase price for each such Exchangeable Share so purchased may be satisfied only by PureRay Holdings delivering or causing to be delivered to the relevant Beneficiary one PureRay U.S. Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.12).
5.5 Exercise Instructions
Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Corporation. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at the Trustee’s office at Suite 600, 3625 Cumberland Blvd., Atlanta, Georgia, 30339 or at such other place as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires PureRay Holdings to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Canada Business Corporations Act and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, together with:
(a)	a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating: (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require PureRay Holdings to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by PureRay Holdings free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing PureRay U.S. Common Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates should be delivered; and

(b)	payment (or evidence of payment satisfactory to the Trustee, the Corporation, PureRay U.S. and PureRay Holdings) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement.
If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by PureRay Holdings under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.
5.6 Delivery of PureRay U.S. Common Shares; Effect of Exercise
Promptly after receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires PureRay Holdings to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any, payable as contemplated by section 5.8 or evidence thereof), duly endorsed in blank, the Trustee shall notify PureRay U.S., PureRay Holdings and the Corporation of its receipt of the same, which notice to PureRay U.S., PureRay Holdings and the Corporation shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and PureRay Holdings shall promptly thereafter deliver or cause to be delivered to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of PureRay U.S. Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.12); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence of payment satisfactory to the Trustee, the Corporation, PureRay Holdings and PureRay U.S.) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to PureRay U.S., PureRay Holdings and the Corporation of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to PureRay U.S. all of such holder’s right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his, her or its proportionate part of the total purchase price therefor, unless the requisite number of PureRay U.S. Common Shares is not allotted, issued and delivered by PureRay Holdings to the Beneficiary within five Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Beneficiary shall remain unaffected until such PureRay U.S. Common Shares are so allotted, issued and delivered by PureRay Holdings. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the PureRay U.S. Common Shares delivered to it pursuant to the Exchange Right.
5.7 Exercise of Exchange Right Subsequent to Retraction
In the event that a Beneficiary has exercised its right under section 5 of the Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Beneficiary (the “Retracted Shares”) and is notified by the Corporation pursuant to section 5.7 of the Share Provisions that the Corporation will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that PureRay Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to the Corporation pursuant to section 5.1 of the Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to the Corporation or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 5.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require PureRay Holdings to purchase such shares in accordance with the provisions of this Article 5.
5.8 Stamp or Other Transfer Taxes
Upon any sale of Exchangeable Shares to PureRay Holdings pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing PureRay U.S. Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary: (i) shall pay (and none of PureRay U.S., PureRay Holdings, the Corporation or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary, or (ii) shall have evidenced to the satisfaction of the Trustee, PureRay U.S., PureRay Holdings and the Corporation that such taxes, if any, have been paid.
5.9 Notice of Insolvency Event
As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, the Corporation and PureRay U.S. shall mail to the Trustee and each Beneficiary, at the expense of PureRay U.S., a notice of such Insolvency Event, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.
5.10 PureRay U.S. Common Shares
PureRay U.S. hereby represents, warrants and covenants that the PureRay U.S. Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and nonassessable and shall be free and clear of any lien, claim or encumbrance.

5.11 Automatic Exchange on Liquidation of PureRay U.S.
(a)	PureRay U.S. will give the Trustee and each of the Beneficiaries notice of each of the following events at the time set forth below:
(i)	in the event of any determination by the board of directors of PureRay U.S. to institute voluntary liquidation, dissolution or winding-up proceedings with respect to PureRay U.S. or to effect any other distribution of assets of PureRay U.S. among its shareholders for the purpose of winding up its affairs, at least 60 days before the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(ii)	as soon as practicable following the earlier of receipt by PureRay U.S. of notice of and PureRay U.S. otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of PureRay U.S. or to effect any other distribution of assets of PureRay U.S. among its shareholders for the purpose of winding up its affairs, in each case where PureRay U.S. has failed to contest in good faith any such proceeding commenced in respect of PureRay U.S. within 30 days of becoming aware thereof.
Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for PureRay U.S. Common Shares provided for in section 5.11(c).

(b)	Any event contemplated by section 5.11(a)(i) or 5.11(a)(ii) above is referred to herein as a “Liquidation Event”.

(c)	In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of PureRay U.S. Common Shares in the distribution of assets of PureRay U.S. in connection with a Liquidation Event, on the fifth Business Day before the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for PureRay U.S. Common Shares. To effect such automatic exchange, PureRay Holdings shall purchase on the fifth Business Day before the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to: (i) the Current Market Price of a PureRay U.S. Common Share on the fifth Business Day before the Liquidation Event Effective Date, which shall be satisfied in full by PureRay Holdings causing to be alloted to the Beneficiary one PureRay U.S. Common Share, and (ii) to the extent not paid by the Corporation, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred before the date of the exchange.

(d)	On the fifth Business Day before the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for PureRay U.S. Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to PureRay Holdings all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and PureRay Holdings shall deliver to the Beneficiary the PureRay U.S. Common Shares issuable upon the automatic exchange of Exchangeable Shares for PureRay U.S. Common Shares and on the applicable payment date shall deliver to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.12. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the

Beneficiary shall be considered and deemed for all purposes to be the holder of the PureRay U.S. Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for PureRay U.S. Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with PureRay Holdings pursuant to such automatic exchange shall thereafter be deemed to represent PureRay U.S. Common Shares issued to the Beneficiary by PureRay U.S. pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent PureRay U.S. Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as PureRay U.S. and PureRay Holdings may reasonably require, PureRay Holdings shall deliver or cause to be delivered to the Beneficiary certificates representing PureRay U.S. Common Shares of which the Beneficiary is the holder.
5.12 Withholding Rights
Before the exchange or disposition of any Exchangeable Shares in accordance with this Article, each Beneficiary shall deliver to the purchaser at or before such time:
(a)	a certificate confirming that such Beneficiary is a resident of Canada for the purposes of the ITA; or

(b)	in the case of a Beneficiary who is a non-resident of Canada for the purposes of the ITA, a certificate satisfactory to the Corporation or PureRay Holdings, as the case may be, acting reasonably, issued pursuant to subsection 116(2) or 116(4) of the ITA (and any required certificate in respect of any similar provincial or governmental tax laws), with respect to the exchangeable shares exchanged or disposed of, and in the case of a certificate under 116(2) (and any required certificate in respect of any similar provincial or governmental tax laws) having as the “certificate limit”, as defined in subsection 116(2) of the ITA (or such provincial or governmental tax laws), an amount no less than the cost to the purchaser of the exchangeable shares, as the case may be; or

(c)	in the case of a Beneficiary who is a partnership, the Beneficiary shall also provide, along with the documents referred to in clauses (a) and (b) above, a certificate confirming the name and address of each member thereof and the percentage of partnership interest held by each member (which partners and percentages are clearly contemplated in the applicable certificate); or

(d)	if a Beneficiary fails to deliver one of the requisite certificates described above, the Corporation or PureRay Holdings, as the case may be, shall be entitled to deduct and withhold from any consideration otherwise payable to any such Beneficiary such amounts as the purchaser is required or permitted to deduct and withhold with respect to such payment under the ITA or any provision of provincial or governmental tax law, in each case, as amended, consolidated or re-enacted from time to time, provided that such withheld amount shall not be remitted before two business days before the Remittance Date and where such certificate is delivered before the Remittance Date, such amount shall be released to the Beneficiary. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Beneficiary in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a Beneficiary exceeds the cash portion of the consideration otherwise payable to the Beneficiary, the Corporation or PureRay Holdings, as the case may be, as agent for the Beneficiary, shall sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation or PureRay Holdings, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation or PureRay Holdings, as the case may be, shall notify the Beneficiary thereof and remit to such Beneficiary any unapplied balance of the net proceeds of such sale. If the proceeds of such sale are insufficient to fund the required withholding, such Beneficiary shall forthwith pay to the Corporation or PureRay Holdings, as the case may be, or remit to the applicable taxing authority the deficiency. The Beneficiary shall bear all reasonable costs and expenses associated with any sale by the Corporation or PureRay Holdings as the case may be, pursuant to the two immediately preceding sentences.
5.13 Other
At the option of PureRay U.S., the Exchange Right and the Automatic Exchange Rights may be satisfied by PureRay U.S. PureRay U.S. hereby agrees that, in the event that PureRay Holdings is for any reason unable to fulfill its obligations to purchase Exchangeable Shares in accordance with the provisions of this Article 5, PureRay U.S. shall assume such obligations without any further action on the part of the Trustee or the Beneficiaries.
ARTICLE 6
RESTRICTIONS ON ISSUE OF PURERAY U.S. SPECIAL VOTING STOCK
6.1 Issue of Additional Shares
During the term of this Agreement, PureRay U.S. will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 9 of the Share Provisions, issue any shares of its Special Voting Stock in addition to the PureRay U.S. Special Voting Shares.
ARTICLE 7
CONCERNING THE TRUSTEE
7.1 Powers and Duties of the Trustee
The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:
(a)	receipt and deposit of the PureRay U.S. Special Voting Shares from PureRay U.S. as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)	granting proxies to Beneficiaries as provided in this Agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)	receiving the grant of the Exchange Right and the Automatic Exchange Rights from PureRay Holdings as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)	exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents;

(f)	holding title to the Trust Estate;

(g)	investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)	taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations hereunder of each other party hereto; and

(i)	taking such other actions and doing such other things as are specifically provided in this Agreement.
In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.
7.2 No Conflict of Interest
The Trustee represents to each other party hereto that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Ontario Superior Court of Justice for an order that the Trustee be replaced as Trustee hereunder.
7.3 Dealings with Transfer Agents, Registrars, etc.
PureRay U.S., PureRay Holdings and the Corporation irrevocably authorize the Trustee, from time to time, to:
(a)	consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and PureRay U.S. Common Shares; and

(b)	requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and PureRay U.S., PureRay Holdings and the Corporation irrevocably authorize their respective registrars and transfer agents to comply with all such requests.

7.4 Books and Records
The Trustee shall keep available for inspection by PureRay U.S., PureRay Holdings and the Corporation at the Trustee’s office in Atlanta, Georgia correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to instructions from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights.
7.5 Income Tax Returns and Reports
The Corporation shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares may be traded.
7.6 Indemnification Before Certain Actions by Trustee
The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the PureRay U.S. Special Voting Shares pursuant to Article 4, subject to section 7.14, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.14, and with respect to the Automatic Exchange Rights pursuant to Article 5. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.
7.7 Action of Beneficiaries
No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.
7.8 Reliance Upon Declarations
The Trustee shall not be considered to be in contravention of any its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this trust agreement.
7.9 Evidence and Authority to Trustee
PureRay U.S., PureRay Holdings and the Corporation shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by PureRay U.S., PureRay Holdings, the Corporation or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of PureRay U.S., PureRay Holdings or the Corporation promptly if and when:
(a)	such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

(b)	the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives PureRay U.S., PureRay Holdings or the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.
Such evidence shall consist of an Officer’s Certificate of PureRay U.S., PureRay Holdings or the Corporation or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement. Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of PureRay U.S., PureRay Holdings or the Corporation, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, her or it provided that if such report or opinion is furnished by a director, officer or employee of PureRay U.S., PureRay Holdings or the Corporation it shall be in the form of an Officer’s Certificate or a statutory declaration. Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this trust agreement shall include a statement by the person giving the evidence:
(a)	declaring that he, she or it has read and understands the provisions of this Agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he, she or it based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he, she or it has made such examination or investigation as he, she or it believes is necessary to enable him, her or it to make the statements or give the opinions contained or expressed therein.
7.10 Experts, Advisers and Agents
The Trustee may:
(a)	in relation to these presents, act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by PureRay U.S., PureRay Holdings or the Corporation or otherwise, and may employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)	employ such agents and other assistants as it may reasonably require for the proper discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.
7.11 Investment of Moneys Held by Trustee
Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of the Corporation. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of the Corporation, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.
7.12 Trustee Not Required to Give Security
The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this trust agreement or otherwise in respect of the premises.
7.13 Trustee Not Bound to Act on Request
Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of PureRay U.S., PureRay Holdings or the Corporation or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.
7.14 Conflicting Claims
If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:
(a)	the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

(b)	all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.
If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.
7.15 Acceptance of Trust
The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.
ARTICLE 8
COMPENSATION
8.1 Fees and Expenses of the Trustee
PureRay U.S. and the Corporation jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that PureRay U.S. and the Corporation shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence or wilful misconduct.
ARTICLE 9
INDEMNIFICATION AND LIMITATION OF LIABILITY
9.1 Indemnification of the Trustee
PureRay U.S. and the Corporation jointly and severally agree to indemnify and hold harmless the Trustee and each of its partners, officers and agents appointed and acting in accordance with this Agreement (collectively, the “Indemnified Parties”) against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee’s legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee’s acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by PureRay U.S. or the Corporation pursuant hereto. In no case shall PureRay U.S. or the Corporation be liable under this indemnity for any claim against any of the Indemnified Parties unless PureRay U.S. and the Corporation shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, PureRay U.S. and the Corporation shall be entitled to participate at their own expense in the defence and, if PureRay U.S. and the Corporation so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by PureRay U.S. or the Corporation; or (ii) the named parties to any such suit include both the Trustee and PureRay U.S. or the Corporation and the Trustee shall have been advised by counsel acceptable to PureRay U.S. or the Corporation, acting reasonably, that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to PureRay U.S. or the Corporation and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case PureRay U.S. and the Corporation shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).
9.2 Limitation of Liability
The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, wilful misconduct or bad faith on the part of the Trustee.
ARTICLE 10
CHANGE OF TRUSTEE
10.1 Resignation
The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to PureRay U.S. and the Corporation specifying the date on which it desires to resign, provided that such notice shall not be given less than one month before such desired resignation date unless PureRay U.S. and the Corporation otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, PureRay U.S. and the Corporation shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee.
10.2 Removal
The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by PureRay U.S. and the Corporation, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3 Successor Trustee
Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to PureRay U.S., PureRay Holdings and the Corporation and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of PureRay U.S., PureRay Holdings and the Corporation or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, PureRay U.S., PureRay Holdings, the Corporation and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.
10.4 Notice of Successor Trustee
Upon acceptance of appointment by a successor trustee as provided herein, PureRay U.S., PureRay Holdings and the Corporation shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If PureRay U.S. or the Corporation shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of PureRay U.S. and the Corporation.
ARTICLE 11
U.S. SUCCESSORS
11.1 Certain Requirements In Respect of Combination, etc.
PureRay U.S. shall not, directly or indirectly, consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:
(a)	such other person or continuing corporation (herein called the “PureRay U.S. Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, before or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the PureRay U.S. Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such PureRay U.S. Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of PureRay U.S. under this Agreement; and

(b)	such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2 Vesting of Powers in Successor
Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee and, if required by section 11.1, PureRay U.S. Successor and the parties hereto shall execute and deliver the supplemental agreement provided for in Article 12 and thereupon PureRay U.S. Successor shall possess and from time to time may exercise each and every right and power of PureRay U.S. under this Agreement in the name of PureRay U.S. or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of PureRay U.S. or any officers of PureRay U.S. may be done and performed with like force and effect by the directors or officers of such PureRay U.S. Successor.
11.3 Wholly-Owned Subsidiaries
Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of PureRay U.S. with or into PureRay U.S. or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of PureRay U.S. provided that all of the assets of such subsidiary are transferred to PureRay U.S. or another wholly-owned direct or indirect subsidiary of PureRay U.S. and any such transactions are expressly permitted by this Article 11.
ARTICLE 12
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS
12.1 Amendments, Modifications, etc.
This Agreement may not be amended or modified except by an agreement in writing executed by PureRay U.S., PureRay Holdings, the Corporation and the Trustee and approved by the Beneficiaries in accordance with section 9 of the Share Provisions.
12.2 Ministerial Amendments
Notwithstanding the provisions of section 12.1, the parties agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this trust agreement for the purposes of:
(a)	adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors and the board of directors of PureRay U.S. shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors and the board of directors of PureRay U.S. and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such boards of directors and the Trustee shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)	making such changes or corrections which, on the advice of counsel to PureRay U.S., the Corporation and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, the Board of Directors and the board of directors of

PureRay U.S. shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.
12.3 Meeting to Consider Amendments
The Corporation, at the request of PureRay U.S., shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Share Provisions and all applicable laws.
12.4 Changes in Capital of PureRay U.S. and the Corporation
At all times after the occurrence of any event contemplated pursuant to section 2.6 of the Support Agreement or otherwise, as a result of which either PureRay U.S. Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which PureRay U.S. Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.
12.5 Execution of Supplemental Trust Agreements
From time to time the Corporation, PureRay U.S., PureRay Holdings and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:
(a)	evidencing the succession of PureRay U.S. Successors and the covenants of and obligations assumed by each such PureRay U.S. Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

(b)	making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to PureRay U.S., PureRay Holdings, the Corporation, the Trustee or this Agreement; and

(c)	for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.
ARTICLE 13
TERMINATION
13.1 Term
The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary;

(b)	each of PureRay U.S. and the Corporation elects in writing to terminate the trust and such termination is approved by the Beneficiaries in accordance with section 9 of the Share Provisions; and

(c)	21 years from the date of this Agreement.
13.2 Survival of Agreement
This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.
ARTICLE 14
GENERAL
14.1 Severability
If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.
14.2 Enurement
This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.
14.3 Notices to Parties
All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):
(a)	If to PureRay U.S., the Corporation or PureRay Holdings to it at:

3625 Cumberland Blvd Suite 600 Atlanta, GA 30339

Attention: President Facsimile: 678-202-8911

(b)	If to the Trustee to:

Derek Blackburn 1388 River Road Manotick, ON K4M 1B4

Facsimile: 888-366-9627
Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.
14.4 Notice to Beneficiaries
Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of the Corporation from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.
14.5 Counterparts
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
14.6 Governing Law
This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein without regard to principles of conflicts of law.
14.7 Attornment
Any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, and each party hereby waives any objection which it may have now or hereafter to the venue of any such action or proceeding and irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any final judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as attorney for service of process.
[INTENTIONALLY BLANK — SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NORTH AMERICAN NATURAL GAS, INC.
By:	/s/ Jim Glavas
Name:
Title:

PURERAY HOLDINGS INC.
By:	/s/ Jim Glavas
Name:
Title:

PURERAY ACQUISITION INC.
By:	/s/ Jim Glavas
Name:
Title:

SIGNED, SEALED AND DELIVERED	)
In the presence of:	)
)
	)	/s/ Derek Blackburn

Witness (signature))		Derek Blackburn
)
)

Witness Name (please print))